[LETTERHEAD OF SEMPLE & COOPER P.L.C.]




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Capital Title Group, Inc. dated March 31, 1997.


/s/ Semple & Cooper, P.L.C.
---------------------------------
Semple & Cooper, P.L.C.
Phoenix, Arizona

April 7, 1997